Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond


Issuer:  Advanta Mortgage Loan Trust  Policy Number:  96010524
Trust 1996-3

                                             Control Number:   0010001

Insured Obligations:  $400,000,000 in
aggregate principal amount of Mortgage       Deposit Premium:  $33,333.33
Loan Asset Backed Certificates, Series
1996-3, Class A-1 Group I Certificates
(the "Group I Certificates") and Class
A-2 Group II Certificates (the "Group II
Certificates" and together with the
Group I Certificates, the "Certificates")

Trustee:  Bankers Trust Company of California, N.A.

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Certificates, to the extent set forth in the Pooling and Servicing Agreement.

Financial Guaranty will make such payment out of its own funds by 11:00 A.M. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Payment Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as the payments with respect to the Certificates.

Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid as set forth in Sections 7.3(d) and (e) of the Pooling and Servicing Agreement. Financial Guaranty's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

Form 9013
Page 1 of 4

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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond

If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final, non-appealable order under the U.S. Bankruptcy Code in an insolvency proceeding, and, as a result, the Trustee or any Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Certificates (a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of a final order of a court exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the termination of the Trust because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of such beneficiary relating to or arising under such Preference Amount and (z) a Notice in the form of Exhibit A hereto appropriately completed and executed by the beneficiary. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the beneficiary directly. Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Certificates, prior to the time Financial Guaranty would have been required to make a payment in respect of such principal.

Financial Guaranty shall make payments due in respect of Preference Amounts prior to 2:00 p.m. New York city time on the second Business Day following Financial Guaranty's receipt of the documents required under clauses (x) through
(z) of the second preceding paragraph. Any such documents received by Financial Guaranty after 2:00 p.m. New York City time on the Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty prior to 2:00 p.m. on the next succeeding Business Day. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.


Form 9013
Page 2 of 4


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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond

This Surety Bond is non-cancellable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their respective maturities.

In addition to the Deposit Premium set forth on the face of this Surety Bond, a monthly premium shall be due and payable on this Surety Bond on each Payment Date, commencing October 25, 1996, in an amount equal to one-twelfth of the Certificate Insurer Premium Rate multiplied by the sum of the then outstanding Certificate Principal Balance of the Group I Certificates and the Group II Certificates on the Payment Date on which said monthly premium shall be due and payable after giving effect to distributions to the Certificateholders.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

Capitalized terms used and not defined herein shall have respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Master Servicer, any Subservicer or Underwriter or the Sponsor who, on the applicable Payment Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, dated as of September 1, 1996.

In the event that payments under any Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty.


Form 9013
Page 3 of 4


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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


/s/  Ann Stearn                           /s/ Michael Miran
---------------                           -----------------
President                                 Authorized Representative


Effective Date:  September 25, 1996


Form 9013
Page 4 of 4